EXHIBIT 10.1

COOPERATION AGREEMENT

This Cooperation Agreement (hereinafter referred to as this “Agreement”) is entered into on March 10, 2026, by and among the following parties:

TRANSUITE.ORG INC., a company incorporated and validly existing under the laws of the State of Nevada, United States (hereinafter referred to as “TRSO”);

Crestar Holdings Limited, a company duly incorporated and existing under the laws of Hong Kong (hereinafter referred to as “Crestar”);

Australian Fintech Group Pty Ltd, a company duly incorporated and existing under the laws of Australia (hereinafter referred to as the “AFT Group”);

AEEC INTERNATIONAL PTY LTD (formerly known as Australian Equity Exchange Center Pty Ltd), a company duly incorporated and existing under the laws of Australia (hereinafter referred to as “AEEC” or “AUXSTO”).

The above parties are hereinafter collectively referred to as the “Parties.”

WHEREAS, TRSO is a U.S. listed company headquartered in Nevada, United States, with the stock ticker symbol TRSO, focusing on providing AI commercial solutions and Web3 blockchain technology services, with an experienced global management team and strong commercialization performance, and its business covers AI technology, blockchain infrastructure, and digital asset management and other fields;

WHEREAS, the AFT Group is a global technology-finance group headquartered in Sydney, Australia, with fintech as its core driving force, committed to building a digital financial ecosystem integrating blockchain technology, digital asset trading, intelligent payment, and cross-border settlement, and is a comprehensive digital financial ecosystem builder for blockchain infrastructure, digital payment systems, and real asset integrated applications. Its core businesses include public chain services, digital payment systems, Web3 intelligent terminals, and the AUXSTO digital asset trading platform;

WHEREAS, AEEC (brand name AUXSTO) is a digital asset trading and technology service platform established in 2017 and headquartered in Sydney, Australia, and is also a full-stack digital asset infrastructure provider for institutions and projects; and WHEREAS, AEEC has represented that it is among the early digital asset service providers in Australia registered with AUSTRAC (Australian Transaction Reports and Analysis Centre) as a Digital Currency Exchange Provider for anti-money laundering and counter-terrorism financing regulatory purposes, and that it is able to support direct exchange between fiat currencies (Australian dollars and U.S. dollars) and cryptocurrencies; and WHEREAS, its business covers compliance, technology, liquidity, and consulting services; and WHEREAS, the platform is committed to building a compliant, secure, and efficient digital asset circulation and matching system and promoting the implementation of Web3 ecosystem applications; and WHEREAS, AEEC has further represented that, as a core compliance and operating entity of AFT Group, it forms part of an integrated digital asset ecosystem;

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WHEREAS, TRSO and the AFT Group have formally reached a strategic cooperation framework agreement, and the two parties will carry out long-term strategic collaboration in the fields of Web3 financial infrastructure, digital payment systems, and digital asset trading platform construction;

WHEREAS, TRSO will, through its wholly-owned subsidiary Goldfinch Group Holdings Ltd (BVI) (hereinafter referred to as “Goldfinch BVI”), and through its wholly-owned Hong Kong subsidiary Crestar Holdings Limited (hereinafter referred to as “Crestar”), acquire a 51% equity interest in AEEC after the closing conditions set forth in this Agreement are satisfied. As consideration, TRSO agrees to issue an aggregate of 8,000,000 restricted shares of common stock to AEEC and/or its designated entities. Of such shares, 4,000,000 shares shall be held by AEEC or its designated entities; and the other 4,000,000 shares shall be incentive shares, to be granted in installments to AEEC or its founder Zhen Lu and other core team members in accordance with the installment release schedule.

This Agreement is a Conditional Acquisition Agreement. Unless and until all closing conditions set forth in this Agreement are satisfied and the closing is completed, this Agreement shall not constitute a completed acquisition or change of control.

WHEREAS, the Parties wish to enter into this Agreement to set forth the terms and conditions of the cooperation.

NOW, THEREFORE, based on the mutual covenants and the agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

Article 1 Definitions

1.1 “Target Equity” means the 51% equity interest in AEEC as agreed under this Agreement.

1.2 “Consideration Shares” means the 8,000,000 restricted shares of common stock issued by TRSO to AEEC and its designated entities.

1.3 “Closing Date” means the date agreed under this Agreement.

1.4 “Confidential Information” means any non-public information accessed as a result of this transaction, including but not limited to trade secrets, financial data, technical information, customer lists, etc.

1.5 “U.S. Securities Laws” means the Securities Act of 1933 and related rules.

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Article 2 Cooperation Between TRSO and AFT Group

TRSO and AFT Group shall establish a long-term strategic partnership, including but not limited to long-term strategic collaboration in the fields of Web3 financial infrastructure, digital payment systems, and digital asset trading platform construction.

Article 3 Cooperation Between TRSO and AEEC

3.1 Equity Transfer

3.1.1 Equity Transfer

Subject to the terms and conditions of this Agreement, the applicable holders of AEEC’s 51% equity interest agree to transfer such equity interest to TRSO through Crestar, and TRSO agrees to accept such equity interest.

3.1.2 Closing Terms

The closing of this transaction shall be completed after the following conditions precedent are satisfied (the “Closing Conditions”):

(1) TRSO has completed legal, financial, and business due diligence on AEEC and is satisfied with the results;

(2) AEEC has provided TRSO with audited financial statements for the most recent two years prepared by an independent registered accountant;

(3) AEEC has provided the latest unaudited interim financial statements;

(4) approval by the boards of directors of the Parties;

(5) no Material Adverse Change has occurred;

(6) completion of necessary regulatory and disclosure obligations;

(7) the representations and warranties of the Parties remain true and accurate as of the Closing Date;

(8) TRSO has lawfully completed and made effective the corporate procedures for increasing the number of its authorized share capital, including but not limited to board approval, shareholder approval (if applicable), Nevada filings, and related disclosures;

(9) the transaction does not violate any applicable securities laws.

The closing shall be completed within 30 days after the above conditions are satisfied.

3.2 Issuance of Consideration Shares

3.2.1 Consideration Arrangement

As consideration, TRSO agrees to issue an aggregate of 8,000,000 restricted shares of common stock to AEEC and/or its designated entities in installments in accordance with the terms of this Agreement. AEEC agrees that TRSO will hold 51% of its equity interest and enjoy the right to distribution of profits in proportion to its shareholding. If the Parties have any other profit-sharing arrangement, it shall be separately agreed in a separate profit distribution agreement.

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3.2.2 Basis of Issuance

The Consideration Shares shall be issued pursuant to one of the following securities issuance exemptions:

•	the private placement exemption under Section 4(a)(2) of the Securities Act of 1933; or

•	Regulation S (if the recipient is a non-U.S. person).

TRSO confirms that there is no public offering or general solicitation in connection with this issuance.

3.2.3 Time of Issuance

The issuance of the Consideration Shares shall be conditional upon the effectiveness of the amended charter increasing the number of TRSO’s authorized common shares.

Within 30 days after such amended charter becomes effective, TRSO shall complete the lawful issuance of the Consideration Shares.

3.2.4 Nature Statement

The Consideration Shares shall be issued pursuant to Section 4(a)(2) of the Securities Act of 1933 or Regulation S.

If issued pursuant to Regulation S, the recipient represents that it is a Non-U.S. Person, that there is no resale arrangement or distribution plan (No Distribution Intent), that there are no Directed Selling Efforts, and that it undertakes not to resell such shares into the United States during a distribution compliance period of no less than 12 months (Regulation S Category 3). All shares shall bear statutory resale restrictions and restrictive legends.

3.3 Consideration Structure and Installment Arrangement

3.3.1

Upon completion of the closing, 4,000,000 shares shall be issued to be held by AEEC or its designated entities;

•	such shares shall not be subject to any mandatory sale obligation.

•	the recipient may, subject to compliance with U.S. securities laws and applicable laws, determine on its own whether to resell the shares it holds. TRSO shall not participate in, arrange, or assist any resale or redistribution, and shall not provide any guarantee as to sale price or realization proceeds. Any resale shall be solely the legal responsibility of the recipient.

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3.3.2

The remaining 4,000,000 shares shall be used as management incentive shares and released in 3 installments to Zhen LU or his designated shareholding holders as follows:

•	2,000,000 shares shall be released on the date of completion of the closing;

•	1,000,000 shares shall be released six months after completion of the closing;

•	1,000,000 shares shall be released twelve months after completion of the closing.

3.3.3 Management Incentive Arrangement

The incentive shares constitute a management compensation arrangement linked to continued service conditions (Post-Combination Compensation) and compensation expense shall be recognized in accordance with applicable accounting standards (including but not limited to ASC 718) and shall not constitute part of the merger and acquisition consideration.

If the incentive recipient resigns or commits a serious breach, any unvested shares shall automatically lapse.

The vesting of the incentive shares shall not constitute a guarantee of future performance.

3.4 Equity Transfer

The equity transfer of AEEC shall be approved by the board of directors; AEEC and/or the applicable equity holders shall, within 30 days after the Closing Conditions are satisfied, complete the transfer of 51% of the equity interest in AEEC to Crestar, the wholly-owned Hong Kong subsidiary of TRSO. TRSO shall account for the transaction on a consolidated financial statement basis in accordance with U.S. GAAP.

3.5 Business Objectives

3.5.1 Performance Targets

AEEC founder Zhen LU shall continue to lead the team in the continuing development and operation of AEEC and strive to achieve the projected revenue targets.

Projected targets for fiscal year 2026:

•	Operating revenue: approximately USD 50,000,000.00;

•	Net profit: approximately USD 10,000,000.00.

This revenue and profit forecast information is for internal planning draft purposes only, does not constitute a guarantee or commitment of future performance, does not constitute a legal commitment, and does not represent audited financial forecasts. Actual results may differ from the targets.

See attached schedule for details.

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3.5.2 Performance Verification

TRSO shall have the right to engage an independent audit firm to audit and verify AEEC’s performance, and AEEC shall cooperate in providing all necessary financial records and supporting documents.

3.6 Corporate Governance

Shareholding Structure and Management

After the closing, TRSO shall hold 51% of the equity interest in AEEC, and AEEC’s profits shall be distributed in proportion to shareholding. If the Parties have any other profit arrangement, it shall be separately agreed in a separate profit distribution agreement.

The board of directors shall be the highest decision-making body. If the management has differences of opinion on matters such as the company’s operations and strategic development, such matters shall be decided and implemented by directors holding 2/3 of the voting rights of the board of directors. The composition of the board of directors and rules of procedure shall be provided in the new articles of association.

TRSO shall, after the closing, continuously have a majority of seats on AEEC’s board of directors or have final decision-making authority over key operational matters, in order to ensure compliance with the control determination standards under U.S. GAAP (ASC 810).

Under the supervision and final decision-making authority of the board of directors, Zhen Lu shall continue to lead the original management team in the specific management, operation, and development of AEEC.

Article 4 Representations and Warranties

4.1 Representations and Warranties of AEEC

AEEC and Zhen Lu, among others, make the following representations and warranties to TRSO and undertake that such representations and warranties shall remain true, accurate, and complete as of the Closing Date:

4.1.1 Legal Existence

AEEC is a legally registered and validly existing company, has full legal personality and civil capacity, and has the right to conduct the transactions contemplated under this Agreement.

4.1.2 Lawful Licenses

AEEC represents that its AUSTRAC registration status is true and valid in all material respects and that it is registered with AUSTRAC as a Digital Currency Exchange Provider in accordance with Australian law.

4.1.3 Authenticity of Data

All financial statements, operating data, user data, customer information, and all other documents and materials provided by AEEC to TRSO are true, accurate, and complete, and contain no false records, misleading statements, or material omissions. In particular, its Web3 technologies, products, and services are exclusively developed and owned, and are free of any pledge, seizure, freeze, mortgage, or other rights restrictions.

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AEEC lawfully owns all intellectual property, software, hardware products, systems, services, projects, and other assets it claims to own, including trademarks, software copyrights, patents, etc., and its ownership is clear, and there are no ownership disputes, infringement disputes, or other legal issues.

4.1.4

Except for disclosed matters, there are no material undisclosed liabilities and no material regulatory investigations;

4.1.5 Authorization

AEEC’s board of directors has authorized the execution of this Agreement.

4.2 Representations and Warranties of TRSO

TRSO makes the following representations and warranties to the transferor:

4.2.1 Legal Existence

TRSO, Goldfinch, and Crestar are all legally registered and validly existing companies. TRSO is a company registered in the State of Nevada, United States, Goldfinch is a company registered in the BVI, and Crestar is a company registered in Hong Kong.

4.2.2 Lawful and Valid Issuance of Shares

The Consideration Shares issued by TRSO are lawful and valid, and shall be issued in accordance with U.S. securities laws and Nevada law. Such shares shall be validly issued common shares of TRSO with full rights and privileges.

4.2.3 Authorization

TRSO’s board of directors has authorized the execution of this Agreement.

Article 5 Confidentiality

5.1 Confidential Information

The Parties agree that any non-public information accessed as a result of this transaction, including but not limited to trade secrets, financial data, technical information, customer lists, user data, platform systems, etc. (hereinafter referred to as “Confidential Information”), shall be subject to confidentiality obligations.

5.2 Confidentiality Obligation

Unless required by law or for the purpose of performing this Agreement, no Party shall disclose Confidential Information to any third party. This confidentiality obligation shall remain effective after termination of this Agreement for a period of five (5) years.

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5.3 Use of Confidential Information

The Party receiving Confidential Information shall use it only for the purpose of evaluating this transaction or performing this Agreement and shall not use it for any other purpose.

5.4 Exceptions

•	information that has become or will become public knowledge (other than through the fault of the receiving Party);

•	information already lawfully possessed by the receiving Party;

•	information lawfully obtained by the receiving Party from a third party;

•	information required to be disclosed by law.

Article 6 Liability for Breach

6.1 Definition of Breach

Any Party’s violation of any provision of this Agreement or any representation and warranty shall constitute a breach.

6.2 Liability of the Breaching Party

The breaching Party shall compensate the non-breaching Party for all direct losses suffered thereby, including but not limited to:

•	economic losses;

•	attorneys’ fees and litigation costs;

•	other reasonable fees and expenses.

6.3 Remedies

The non-breaching Party may take the following remedies:

•	require the breaching Party to immediately correct the breach;

•	require the breaching Party to pay liquidated damages;

•	require the breaching Party to compensate for losses;

•	terminate this Agreement.

Article 7 Disclosure and Compliance

The Parties acknowledge that this transaction may constitute a significant asset acquisition under SEC Regulation S-X. If the applicable significance thresholds are met under the asset test, investment test, or income test set forth in Regulation S-X Rule 1-02(w), TRSO shall file audited financial statements and pro forma combined financial statements in accordance with law.

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TRSO shall file Form 8-K and fulfill other disclosure obligations within the time period required by law.

AEEC shall cooperate in providing the information required for such disclosures.

Article 8 Forward-Looking Statements

Any statements regarding revenue, profit forecasts, or business objectives are for internal planning purposes only and do not constitute guarantees or commitments, do not constitute a basis for valuation, should not be relied upon as a basis for investment decisions, have not been audited or independently verified, and are subject to material risks and uncertainties. Actual results may differ materially.

Article 9 Termination

Any Party may terminate under the following circumstances:

•	material adverse change;

•	material issues discovered in audit;

•	significant increase in regulatory risk;

•	issuance conditions not satisfied;

•	material breach by the other Party.

Article 10 Governing Law and Dispute Resolution

10.1 Governing Law

The execution, validity, interpretation, performance, and dispute resolution of this Agreement shall be governed by the laws of the State of Nevada, United States, without regard to any choice of law or conflict of law provisions.

10.2 Dispute Resolution

Any dispute arising out of or in connection with this Agreement shall first be resolved through friendly consultation among the Parties. If consultation fails, any Party shall have the right to bring an action before a court of competent jurisdiction located in Las Vegas, Nevada.

Article 11 Miscellaneous

11.1 Effectiveness of Agreement

This Agreement shall become effective as of the date when it is signed by the legal representatives or authorized representatives of the Parties.

11.2 Entire Agreement

This Agreement constitutes the complete agreement among the Parties with respect to this transaction and supersedes all prior oral or written agreements, memoranda of understanding, or other agreements.

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11.3 Amendments and Supplements

Any amendment or supplement to this Agreement must be made in writing and signed by the authorized representatives of the Parties.

11.4 Severability

If any provision of this Agreement is determined to be invalid or unenforceable, such provision shall be severed, but shall not affect the validity of the other provisions of this Agreement.

11.5 Notices

Any notice sent by any Party to another Party shall be made in writing and delivered by the following means:

•	personal delivery;

•	mail;

•	electronic mail.

11.6 Entire Agreement

This Agreement and the attached schedules constitute the entire agreement of the Parties with respect to this transaction and supersede all prior agreements, understandings, and negotiations.

This Agreement is executed in both English and Chinese. In the event of any inconsistency between the two versions, the English version shall prevail. The Chinese version is provided for reference purposes only.

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IN WITNESS WHEREOF, the Parties have caused their authorized representatives to execute this Agreement as of the date first written above.

TRANSUITE.ORG INC. Signature: /s/ Mengqing Fan Name: Mengqing Fan Title: CEO

Crestar Holdings Limited Signature: /s/ Hailing Li Name: Hailing Li Title: Director

Australian Fintech Group Pty Ltd Signature: /s/ Zhen Lu Name: Zhen Lu Title: Director

Aeec International Pty Ltd (Formerly Known As Australian Equity Exchange Center Pty Ltd) Signature: /s/ Zhen Lu Name: Zhen Lu Title: CEO

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Schedule

AEEC Business Plan

1. Revenue Sources

Revenue sources include:

•	Transaction Income

•	Listing Income

•	ICO service fee

Actual revenue will be affected by market conditions and execution.

2. Core Business Performance Forecast

Three-Year Revenue and Profit Forecast Table (USD)

Year	Revenue Forecast (USD)	Profit Forecast (USD)
2026	USD 50,000,000.00	USD 10,000,000.00
2027	USD 75,000,000.00	USD 15,000,000.00
2028	USD 100,000,000.00	USD 20,000,000.00

The cumulative operating revenue over three years is approximately USD 225,000,000.00.

3.

The revenue and profit targets contained in this Schedule are for management’s internal planning reference only and do not constitute a guarantee or commitment of future performance, do not constitute a legal commitment, and do not represent audited financial forecasts. All forward-looking statements are subject to uncertainty, and actual results may differ from the targets.

4. Risk Warning

Business development may be affected by the following factors:

•	market changes

•	regulatory policies

•	competitive environment

•	supply chain and operating risks

The Company shall fulfill its information disclosure obligations in accordance with law.

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